EXHIBIT 99.1

Monroe Bancorp Reports Year-to-Date Net Income Growth of 7.5 Percent and 12.2 Percent Diluted Earnings Per Share Growth Through the Third Quarter of 2007

BLOOMINGTON, Ind., Oct. 23, 2007 (PRIME NEWSWIRE) -- Monroe Bancorp (the "Company") (Nasdaq:MROE), the independent Bloomington-based holding company for Monroe Bank (the "Bank"), today reported net income of $6,200,000 or $0.977 per diluted common share, for the nine months ended September 30, 2007, compared to $5,767,000 or $0.871 per diluted common share for the same period in 2006. This represents a 7.5 percent increase in net income and a 12.2 percent increase in diluted earnings per share. Return on average assets (ROAA) and return on average equity (ROAE) were 1.11 percent and 15.80 percent, respectively, for the first nine months of 2007 compared to 1.06 percent and 14.91 percent, respectively, for the first nine months of 2006.

"I am pleased with the growth of year-to-date earnings, but at the same time mindful of the importance of keeping asset quality management issues at the forefront of our efforts to grow the Company," said Mark D. Bradford, President and Chief Executive Officer.

The Company also reported net income of $1,998,000 or $0.319 per diluted common share, for the quarter ended September 30, 2007, compared to $2,053,000 or $0.311 per diluted common share for the same period in 2006. This represents a 2.7 percent decrease in net income and a 2.6 percent increase in diluted earnings per share. Return on average assets (ROAA) and return on average equity (ROAE) for the third quarter of 2007 were 1.05 percent and 15.27 percent, respectively, compared to 1.11 percent and 15.62 percent respectively for the third quarter of 2006.

Net income for the third quarter of 2007 decreased by $192,000 or 8.8 percent compared to net income for the second quarter of 2007. The decline in net income between the linked quarters is largely the result of a $149,000 decline in net interest income and a $90,000 increase in the loan loss provision. Both of these results can be linked to the increase in nonperforming loans that occurred during the third quarter.

Financial Performance

Net interest income after the provision for loan losses increased $395,000 or 2.5 percent to $16,403,000 for the nine months ended September 30, 2007 compared to $16,008,000 for the same period in 2006. The tax-equivalent net interest margin for the first nine months of 2007 was 3.40 percent, compared to 3.42 percent for the first nine months of 2006.

Net interest income after the provision for loan losses decreased 2.5 percent to $5,359,000 for the three months ended September 30, 2007 compared to $5,494,000 for the same period in 2006. A $45,000 increase in the provision for loan losses accounted for 33.3 percent of the decrease in net interest income between the two periods. The tax-equivalent net interest margin for the quarter ended September 30, 2007 was 3.31 percent, compared to 3.44 percent for the quarter ended June 30, 2007 and 3.43 percent for the third quarter of 2006. The tax-equivalent net interest margin for the third quarter of 2007 was reduced by approximately seven basis points due to the impact of loans being placed on non-accrual during the quarter.

Noninterest income totaled $7,783,000 for the first nine months of 2007 compared to $7,117,000 for the same period of 2006. Excluding the effect of the Company's deferred compensation plan, discussed in the "Use of Non-GAAP Financial Information" section of this release, noninterest income totaled $7,561,000 for the first nine months of 2007 compared to $7,006,000 for the same period of 2006. The $555,000 or 7.9 percent increase over the same period of 2006 was primarily the result of a $391,000 increase in trust fees.

Noninterest income totaled $2,651,000 for the third quarter of 2007 compared to $2,497,000 for the same period of 2006. Excluding the effect of the Company's deferred compensation plan, noninterest income totaled $2,594,000 for the third quarter of 2007 compared to $2,432,000 for the same period of 2006, an increase of $162,000 or 6.7 percent. The increase in noninterest income was driven by a $182,000 increase in trust fees.

Trust fees grew 41.8 percent to $617,000 for the three months ended September 30, 2007 compared to $435,000 for the same period of 2006. The increase in trust fees was driven by growth in trust assets under management. Trust assets under management reached $348,653,000 at September 30, 2007, growing 28.3 percent, or $76,887,000 over the $271,766,000 at December 31, 2006 and by 33.7 percent, or $87,805,000 over the September 30, 2006 total of $260,848,000. Management does not anticipate that trust assets will sustain this rate of growth on an ongoing basis.

Noninterest expense totaled $15,642,000 for the first nine months of 2007 compared to $14,785,000 for the same period of 2006. Noninterest expense, excluding the effect of the Company's deferred compensation plan, was $15,341,000 for the first nine months of 2007, compared to $14,609,000 for the same period of 2006. The $732,000 or 5.0 percent increase is largely the result of a $411,000 or 4.6 percent increase in total compensation expense.

Noninterest expense was $5,283,000 for the three months ended September 30, 2007, compared to $5,011,000 for the same period of 2006. Noninterest expense, adjusted to remove the effect of the Company's deferred compensation plan, was $5,201,000 for the three months ended September 30, 2007, compared to $4,923,000 for the same period of 2006. The $278,000 or 5.7 percent increase in noninterest expense is largely the result of a $91,000 or 3.0 percent increase in total compensation expense.

Asset Quality

Nonperforming assets and 90-day past due loans totaled $5,159,000 (0.68 percent of total assets) at September 30, 2007 compared to $2,497,000 (0.33 percent of total assets) at December 31, 2006 and $2,795,000 (0.38 percent of total assets) at September 30, 2006. The growth of nonperforming loans reflects the weakness in the housing and residential construction markets. Management believes that emerging economic conditions could result in further deterioration in this pool of assets resulting in the potential for higher delinquencies, non-performing loans and net charge-offs. Management is devoting significant attention to the resolution of problem assets. As of September 30, 2007 the Board of Directors feels that the allowance for loan losses was adequate.

The Company experienced $882,000 of net charge-offs during the first nine months of 2007 compared to $391,000 for the same period of 2006. Net charge-offs for the third quarter of 2007 totaled $686,000 compared to net charge-offs of $22,000 for the third quarter of 2006. The ratio of the reserve for loan losses to total loans was 1.09 percent at September 30, 2007 compared to 1.10 percent at September 30, 2006.

Financial Condition

Total assets were $754,786,000 as of September 30, 2007 compared to $763,377,000 at June 30, 2007 and $729,050,000 as of September 30, 2006. Loans, including loans held for sale, totaled $564,904,000 on September 30, 2007, compared to $563,989,000 at June 30, 2007 and $555,990,000 at September 30, 2006.

"Loan growth has been limited by several factors such as a slowdown in customers' and prospects' need for additional funding, the impact of commercial real estate loans being refinanced by insurance companies, and our efforts to reduce exposure with borrowers experiencing financial stress," said Mr. Bradford.

Total deposits were $611,504,000 as of September 30, 2007 compared to $614,592,000 at June 30, 2007 and $566,107,000 as of September 30, 2006.

Additional Financial Information

Stock Buyback Activity

The Company repurchased 56,042 shares of its common stock during the third quarter at an average price including commission of $17.40. The Company has purchased a total of 417,792 shares at a total cost of $7,224,000 since the program was announced in June of 2006. The average price of these shares, including commission, was $17.29. The Company's repurchase activity was funded with proceeds from a trust preferred subordinated debenture and other debt. Net interest expense during the quarter associated with the trust preferred subordinated debenture totaled $137,000.

The Board recently decided to suspend repurchase activities for the fourth quarter of 2007 and the first quarter of 2008. The Company's most recent stock repurchase transaction took place on August 7, 2007.

Other News

We continue to actively pursue strategies to build business in both our Core market (Monroe, Jackson, and Lawrence Counties) and our Central Indiana market (Hamilton and Hendricks Counties). One strategy that has proven to be an effective business development tool is to host educational seminars relating to our financial services. These seminars put our product experts in front of groups of our best customers and prospects. This strategy has been used in the core market at an increased rate this year and we have started hosting seminars in our Central Indiana market. We are also using other group gatherings to promote the Bank. While a long-standing activity in our core market, we held a Women's Seminar for the first time in August in Hendricks County and this event was very well received. These seminars are intended to educate women about the financial choices available to them.

We also recently introduced a strategy bank-wide of hosting networking mixers to develop stronger relationships with our centers of influence. In Central Indiana, over 200 high net worth customers and prospects attended a function called "Unsurpassed Elegance", hosted by Monroe Bank, where organizations partnering with the Bank showcased luxury and custom aircraft and automobiles. The Bank hosted a series of mixers in South Central Indiana, with each designed to reach a specific center of influence. The mixers are intended to enhance retail, loans and wealth management sales efforts.

While the construction of the Avon and Plainfield banking centers in Hendricks County has been progressing according to plan, Bank employees have been readying themselves for the opening of these full-service banking centers. Plainfield is slated to open on December 10, 2007 and Avon in January 2008.

About Monroe Bancorp

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(r) Global Stock Market under the symbol MROE.

The Monroe Bancorp logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4316

Use of Non-GAAP Financial Information

To supplement the Company's consolidated condensed financial statements presented on a GAAP basis, the Company has used the following two non-GAAP measures of reporting:

(1) The net interest margin is reported on a tax equivalent basis. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate of 34%. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. A table called 'Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest Margin on a Tax-Equivalent Basis', included in this release, reconciles the non-GAAP financial measure "net interest income (tax-equivalent)" with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measure "net interest margin (tax-equivalent)" with net interest margin calculated and presented in accordance with GAAP.

(2) Noninterest income and noninterest expense are reported without the effect of income and expenses related to securities held in a rabbi trust for the deferred compensation plan. A table is included at the end of the financial summary which details all the items included in noninterest income and expense associated with the deferred compensation plan / rabbi trust and reconciles the GAAP numbers to the non-GAAP numbers. The activity in the rabbi trust has no effect on the Company's net income, therefore, management believes a more accurate comparison of current and prior year noninterest income and noninterest expense can be made if items related to the rabbi trust are removed.

The Company believes these adjustments are appropriate to enhance an overall understanding of the Company's past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company's marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions; (2) changes in the interest rate environment; (3) prepayment speeds, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; and (7) the Company's business development efforts in new markets in and around Hendricks and Hamilton Counties. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

 Monroe Bancorp (MROE)
 Financial Summary
 (dollar amounts in thousands except per share data)

                                  Quarters Ended

                 Sept 2007   Jun 2007   Mar 2007   Dec 2006  Sept 2006
                 -----------------------------------------------------
 BALANCE SHEET *

 Cash and
  Interest-
  earning
  deposits       $  15,071  $  18,732  $  27,006  $  27,743  $  16,902
 Federal
  Funds Sold        10,149     20,533      4,210      5,803        282
 Securities        125,998    121,530    122,372    120,250    119,531
 Total Loans       564,904    563,989    562,724    559,463    555,990
   Loans Held
     for Sale        1,875      3,091      2,363      2,545      3,485
   Commercial &
    Industrial      98,596    104,226     98,979     93,912     93,612
   Real Estate:
    Commercial &
     Residential   309,952    305,692    318,381    320,789    326,978
    Construction
     & Vacant
     Land          109,951    107,684     99,560     97,006     88,002
    Home Equity     25,756     24,642     25,350     26,515     25,303
   Installment
    Loans           18,774     18,654     18,091     18,696     18,610
 Reserve for
  Loan Losses        6,147      6,487      6,216      6,144      6,095
 Bank Premises
  and Equipment     18,343     17,674     15,138     15,411     14,918
 Federal Home
  Loan Bank Stock    2,312      2,312      2,312      2,312      2,391
 Interest
  Receivable and
  Other Assets      24,156     25,094     24,075     23,355     25,131
   Total Assets  $ 754,786  $ 763,377  $ 751,621  $ 748,193  $ 729,050

 Total Deposits   $ 611,504 $ 614,592  $ 595,061  $ 589,328  $ 566,107
  Noninterest
   Checking         77,874     83,136     84,775     79,783     75,800
  Interest
   Bearing
   Checking & NOW  133,233    121,169    120,339    138,418    124,553
  Regular Savings   17,636     18,127     18,354     17,884     19,258
  Money Market
   Savings          97,910     98,966     98,692    105,702    100,719
  CDs Less
   than $100,000   149,127    147,693    131,060    122,037    116,004
  CDs Greater
   than $100,000   134,683    145,142    131,741    112,401    117,465
  Other Time         1,041        359     10,100     13,103     12,308
 Total Borrowings   80,628     89,204     95,143     98,079    102,342
  Federal Funds
   Purchased             -          -          -      2,075     13,000
  Securities Sold
   Under Repurchase
   Agreement          52,167   58,699     65,589     70,784     59,841
  FHLB Advances       18,349   19,408     19,419     19,430     24,498
  Loans Sold
   Under
   Repurchase
   Agreement &
   Other Debt        1,864      2,849      1,887      2,697      1,910
  Subordinated
   Debentures -
   Trust Preferred   8,248      8,248      8,248      3,093      3,093
 Interest Payable
  and Other
  Liabilities        9,732      7,986      9,516      7,281      7,916
    Total
     Liabilities   701,864    711,782    699,720    694,688    676,365
 Shareholders
  Equity            52,922     51,595     51,901     53,505     52,685
   Total
    Liabilities
    and Share-
    holders'
    Equity       $ 754,786  $ 763,377  $ 751,621  $ 748,193  $ 729,050

 Book Value
  Per Share      $    8.52  $    8.23  $    8.19  $    8.24  $    8.08
 End of period
  shares issued
  and out-
  standing       6,227,550  6,283,592  6,353,342  6,515,342  6,545,342
 Less: Unearned
  ESOP shares       15,100     17,500     19,900     22,300     26,125
 End of Period
  Shares Used to
  Calculate
  Book Value     6,212,450  6,266,092  6,333,442  6,493,042  6,519,217

                                                Years Ended
                                            Dec 2006   Dec 2005
                                           --------------------
 BALANCE SHEET *
 Cash and Interest-earning deposits        $  27,743  $  29,500
 Federal Funds Sold                            5,803      7,100
 Securities                                  120,250    119,244
 Total Loans                                 559,463    525,466
   Loans Held for Sale                         2,545      1,308
   Commercial & Industrial                    93,912     91,277
   Real Estate:
    Commercial & Residential                 320,789    317,472
    Construction & Vacant Land                97,006     68,066
    Home Equity                               26,515     27,479
   Installment Loans                          18,696     19,864
 Reserve for Loan Losses                       6,144      5,585
 Bank Premises and Equipment                  15,411     13,039
 Federal Home Loan Bank Stock                  2,312      2,545
 Interest Receivable and Other Assets         23,355     21,751
   Total Assets                            $ 748,193  $ 713,060

 Total Deposits                            $ 589,328  $ 576,181
  Noninterest Checking                        79,783     85,198
  Interest Bearing Checking & NOW            138,418    109,359
  Regular Savings                             17,884     21,015
  Money Market Savings                       105,702     93,621
  CDs Less than $100,000                     122,037    121,592
  CDs Greater than $100,000                  112,401    134,254
  Other Time                                  13,103     11,142

 Total Borrowings                             98,079     76,762
  Federal Funds Purchased                      2,075         --
  Securities Sold Under Repurchase
   Agreement                                  70,784     40,519
  FHLB Advances                               19,430     33,781
  Loans Sold Under Repurchase
   Agreement & Other Debt                      2,697      2,462
  Subordinated Debentures -
   Trust Preferred                             3,093         --
 Interest Payable and Other Liabilities        7,281      9,603
   Total Liabilities                         694,688    662,546
 Shareholders Equity                          53,505     50,514
   Total Liabilities and
     Shareholders' Equity                  $ 748,193  $ 713,060

 Book Value Per Share                      $    8.24  $    7.64
 End of period shares issued
  and outstanding                          6,515,342  6,639,842
 Less:  Unearned ESOP shares                  22,300     31,900
 End of Period Shares Used
  to Calculate Book Value                  6,493,042  6,607,942

 * period end numbers
 --------------------------------------------------------------

 Monroe Bancorp (MROE)
 Financial Summary
 (dollar amounts in thousands except per share data)

                                      Quarters Ended
                     -------------------------------------------------
  INCOME STATEMENT   Sept 2007  Jun 2007  Mar 2007  Dec 2006 Sept 2006
 ---------------------------------------------------------------------
 Interest Income       $12,232   $12,249   $11,852   $11,922   $11,590
 Interest Expense        6,528     6,396     6,121     6,165     5,796
 Net Interest Income     5,704     5,853     5,731     5,757     5,794
 Loan Loss Provision       345       255       285       300       300
 Total Noninterest
  Income                 2,651     2,685     2,447     2,375     2,497
  Service Charges on
   Deposit Accounts        917       932       867       867       901
  Trust Fees               617       537       485       453       435
  Commission Income        210       239       232       187       182
  Gain on Sale of
   Loans                   231       262       177       232       332
  Realized Gains on
   Securities                2        41         1         3        60
  Unrealized Gains
   (Losses) on
   Trading Securities
   Associated with
    Directors'
    Deferred Comp
    Plan                    55        83        33        23        65
  Other Operating
   Income                  619       591       652       610       522
 Total Noninterest
  Expense                5,283     5,266     5,093     5,313     5,011
  Salaries & Wages       2,178     2,152     2,102     2,054     2,072
  Commissions, Options
   & Incentive
   Compensation            427       581       452       486       467
  Employee Benefits        481       465       435       591       456
  Premises & Equipment     799       717       819       806       786
  Advertising              149       162       225       105       184
  Legal Fees                85       118       155        78       102
  Appreciation
   (Depreciation) in
   Directors'
   Deferred
    Compensation Plan       78       148        64       135        85
  Other Operating
   Expenses              1,086       923       841     1,058       859
 Income Before Income
  Tax                    2,727     3,017     2,800     2,519     2,980
 Income Tax Expense        729       827       788       700       927
 Net Income After Tax
  & Before
  Extraordinary Items    1,998     2,190     2,012     1,819     2,053
 Extraordinary Items        --        --        --        --        --
 Net Income            $ 1,998   $ 2,190   $ 2,012   $ 1,819   $ 2,053

 Basic Earnings Per
  Share                $ 0.321   $ 0.348   $ 0.312   $ 0.280   $ 0.312

 Diluted Earnings Per
  Share                $ 0.319   $ 0.346   $ 0.311   $ 0.279   $ 0.311

                                                      Years Ended
                                                  --------------------
                 INCOME STATEMENT                  Dec 2006   Dec 2005
 ---------------------------------------------------------------------
 Interest Income                                   $ 44,643   $ 34,879
 Interest Expense                                    21,978     14,055
 Net Interest Income                                 22,665     20,824
 Loan Loss Provision                                  1,200      1,140
 Total Noninterest Income                             9,492      9,258
  Service Charges on Deposit Accounts                 3,614      3,538
  Trust Fees                                          1,701      1,545
  Commission Income                                     785        900
  Gain on Sale of Loans                               1,045      1,235
  Realized Gains on Securities                          115         95
  Unrealized Gains (Losses) on Trading Securities
   Associated with Directors' Deferred Comp Plan         74         74
  Other Operating Income                              2,158      1,871
 Total Noninterest Expense                           20,098     18,054
  Salaries & Wages                                    8,077      7,329
  Commissions, Options & Incentive Compensation       1,862      1,883
  Employee Benefits                                   2,055      1,566
  Premises & Equipment                                3,151      2,654
  Advertising                                           712        653
  Legal Fees                                            307        526
  Appreciation (Depreciation) in Directors'
   Deferred Compensation Plan                           301        187
  Other Operating Expenses                            3,633      3,256
 Income Before Income Tax                            10,859     10,888
 Income Tax Expense                                   3,273      3,665
 Net Income After Tax & Before Extraordinary Items    7,586      7,223
 Extraordinary Items                                     --         --
 Net Income                                        $  7,586   $  7,223

 Basic Earnings Per Share                          $  1.154   $  1.094
 Diluted Earnings Per Share                        $  1.150   $  1.091

 Monroe Bancorp (MROE)
 Financial Summary
 (dollar amounts in thousands except per share data)

                   ---------------------------------------------------
                                   Quarters Ended
                   ---------------------------------------------------
    ASSET QUALITY  Sept 2007  Jun 2007   Mar 2007  Dec 2006 Sept 2006
 ---------------------------------------------------------------------
 Net Charge-Offs
  (Recoveries)      $    686  $    (17)  $    213  $    250  $     22
 OREO Expenses            46         3          8         5         5
 ---------------------------------------------------------------------
  Total Credit
   Charges          $    732  $    (14)  $    221  $    255  $     27

 Nonperforming
  Loans             $  4,821  $  2,701   $  2,308  $  1,712  $  2,068
 OREO                    141       212        141       141        --
 ---------------------------------------------------------------------
  Nonperforming
   Assets              4,962     2,913      2,449     1,853     2,068
 90 Day Past Due
  Loans net of
  Nonperforming
   Loans                 197       484        550       644       727
 ---------------------------------------------------------------------
  Nonperforming
   Assets + 90 day
   PD/Assets        $  5,159  $  3,397   $  2,999  $  2,497  $  2,795
 ---------------------------------------------------------------------

  RATIO ANALYSIS -
   CREDIT QUALITY*
 ---------------------------------------------------------------------
 NCO/Loans              0.49%    -0.01%      0.15%     0.18%     0.02%
 Credit Charges/Loans
  & OREO                0.52%    -0.01%      0.16%     0.18%     0.02%
 Nonperforming Loans/
  Loans                 0.85%     0.48%      0.41%     0.31%     0.37%
 Nonperforming Assets/
  Loans & OREO          0.88%     0.52%      0.44%     0.33%     0.37%
 Nonperforming Assets/
  Assets                0.66%     0.38%      0.33%     0.25%     0.28%
 Nonperforming Assets +
  90 day PD/Assets      0.68%     0.44%      0.40%     0.33%     0.38%
 Reserve/
  Nonperforming Loans 127.50%   240.17%    269.32%   358.88%   294.73%
 Reserve/Total Loans    1.09%     1.15%      1.10%     1.10%     1.10%
 Equity & Reserves/
  Nonperforming
  Assets             1190.43%  1993.89%   2373.09%  3219.05%  2842.36%
 OREO/Nonperforming
  Assets                2.84%     7.28%      5.76%     7.61%     0.00%
 ---------------------------------------------------------------------

  RATIO ANALYSIS -
   CAPITAL ADEQUACY *
 ---------------------------------------------------------------------
 Equity/Assets          7.01%     6.76%      6.91%     7.15%     7.23%
 Equity/Loans           9.37%     9.15%      9.22%     9.56%     9.48%
 ---------------------------------------------------------------------

   RATIO ANALYSIS -
    PROFITABILITY
 ---------------------------------------------------------------------
 Return on Average
  Assets                1.05%     1.17%      1.10%     0.97%     1.11%
 Return on Average
  Equity               15.27%    16.93%     15.33%    13.63%    15.62%
 Net Interest Margin
  (tax-equivalent) (1)  3.31%     3.44%      3.45%     3.39%     3.43%
 ---------------------------------------------------------------------

                                                  --------------------
                                                       Years Ended
 ---------------------------------------------------------------------
 ASSET QUALITY                                    Dec 2006   Dec 2005
 ---------------------------------------------------------------------
 Net Charge-Offs (Recoveries)                     $    641  $    749
 OREO Expenses                                          24        89
 ---------------------------------------------------------------------
  Total Credit Charges                            $    665  $    838

 Nonperforming Loans                              $  1,712  $  1,933
 OREO                                                  141        --
 ---------------------------------------------------------------------
  Nonperforming Assets                               1,853     1,933
 90 Day Past Due Loans net of Nonperforming Loans      644        99
 ---------------------------------------------------------------------
  Nonperforming Assets + 90 day PD/Assets         $  2,497  $  2,032
 ---------------------------------------------------------------------

 RATIO ANALYSIS - CREDIT QUALITY *
 ---------------------------------------------------------------------
 NCO/Loans                                            0.11%     0.14%
 Credit Charges/Loans & OREO                          0.12%     0.16%
 Nonperforming Loans/Loans                            0.31%     0.37%
 Nonperforming Assets/Loans & OREO                    0.33%     0.37%
 Nonperforming Assets/Assets                          0.25%     0.27%
 Nonperforming Assets + 90 day PD/Assets              0.33%     0.28%
 Reserve/Nonperforming Loans                        358.88%   288.93%
 Reserve/Total Loans                                  1.10%     1.06%
 Equity & Reserves/Nonperforming Assets            3219.05%  2902.17%
 OREO/Nonperforming Assets                            7.61%     0.00%
 ---------------------------------------------------------------------

 RATIO ANALYSIS - CAPITAL ADEQUACY *
 ---------------------------------------------------------------------
 Equity/Assets                                        7.15%     7.08%
 Equity/Loans                                         9.56%     9.61%
 ---------------------------------------------------------------------

 RATIO ANALYSIS - PROFITABILITY
 ---------------------------------------------------------------------
 Return on Average Assets                             1.04%     1.09%
 Return on Average Equity                            14.59%    14.93%
 Net Interest Margin (tax-equivalent) (1)             3.42%     3.41%
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 *    Based on period end numbers

 (1)  Interest income on tax-exempt securities has been adjusted to a tax-equivalent basis using a marginal income tax rate of 34%.
      Reclassification of amounts from prior periods were made to conform to the September 2007 presentation.

 Monroe Bancorp (MROE)
 Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest
 Margin on a Tax-Equivalent Basis
 (dollar amounts in thousands except per share data)

                    --------------------------------------------------
                                      Quarters Ended
                    --------------------------------------------------
                    Sept 2007  Jun 2007  Mar 2007  Dec 2006 Sept 2006
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 Net interest income $  5,704  $  5,853  $  5,731  $  5,757  $  5,794
 Tax equivalent
  adjustment              176       179       161       176       162
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 Net interest income
  - tax equivalent   $  5,880  $  6,032  $  5,892  $  5,933  $  5,956

 Average earning
  assets             $703,681  $702,664  $693,384  $694,081  $689,125

 Net interest margin     3.22%     3.34%     3.35%     3.29%     3.34%

 Net interest margin
  - tax equivalent       3.31%     3.44%     3.45%     3.39%     3.43%
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                                                 ---------------------
                                                       Years Ended
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                                                  Dec 2006   Dec 2005
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 Net interest income                              $ 22,665   $ 20,824
 Tax equivalent adjustment                             632        277
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 Net interest income - tax equivalent             $ 23,297  $  21,101

 Average earning assets                           $681,999   $618,092

 Net interest margin                                  3.32%      3.37%

 Net interest margin - tax equivalent                 3.42%      3.41%
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                    --------------------------------------------------
                                      Year-to-Date
                    --------------------------------------------------
                    Sept 2007  Jun 2007  Mar 2007  Dec 2006 Sept 2006
----------------------------------------------------------------------
 Net interest income $ 17,288  $ 11,584  $  5,731  $ 22,665  $ 16,908
 Tax equivalent
  adjustment              515       340       161       632       456
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 Net interest income
  - tax equivalent   $ 17,803  $ 11,924  $  5,892  $ 23,297  $ 17,364

 Average earning
  assets             $699,948  $698,050  $693,384  $681,999  $677,928

 Net interest margin     3.30%     3.35%     3.35%     3.32%     3.33%

 Net interest margin
  - tax equivalent       3.40%     3.44%     3.45%     3.42%     3.42%
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 Monroe Bancorp (MROE)
 Financial Impact on Net Income of Deferred Compensation Plan
 (dollar amounts in thousands except per share data)
                     -------------------------------------------------
                                       Quarters Ended
                     -------------------------------------------------
                     Sept 2007  Jun 2007  Mar 2007  Dec 2006 Sept 2006
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 Interest and Dividend
  Income               $    25   $    27   $    27   $    42   $    23
 Realized and
  Unrealized Gains
  (Losses)                  57       124        33        25        65
 Other Income               --         1         7        71        --
      Total Income
       From Plan:           82       152        67       138        88

 Change in Deferred
  Compensation Liability    78       148        64       135        85
 Trustee Fees                4         4         3         3         3
      Total Expense of
       Plan:                82       152        67       138        88

      Net Impact of
       Plan:           $    --   $    --   $    --   $    --   $    --
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                                                    ------------------
                                                       Years Ended
                                                    ------------------
                                                    Dec 2006  Dec 2005
 ---------------------------------------------------------------------
 Interest and Dividend Income                        $   107   $    82
 Realized and Unrealized Gains (Losses)                  129        87
 Other Income                                             78        31
                            Total Income From Plan:      314       200

 Change in Deferred Compensation Liability               301       187
 Trustee Fees                                             13        13
                             Total Expense of Plan:      314       200

                                Net Impact of Plan:  $    --   $    --

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 Reconciliation of GAAP Noninterest Income & Expense to Noninterest
 Income & Expense Without the Financial Impact of the Deferred
 Compensation Plan
 (dollar amounts in thousands except per share data)

                     -------------------------------------------------
                                       Quarters Ended
                     -------------------------------------------------
                     Sept 2007  Jun 2007  Mar 2007  Dec 2006 Sept 2006
                     -------------------------------------------------
 Total Noninterest
  Income               $ 2,651   $ 2,685   $ 2,447   $ 2,375   $ 2,497
 Income of Deferred
  Comp Plan Incl. in
  Noninterest Income        57       125        40        96        65
       Adjusted
        Noninterest
        Income:          2,594     2,560     2,407     2,279     2,432

 Total Noninterest
  Expense                5,283     5,266     5,093     5,313     5,011
 Expense of Deferred
  Compensation Plan         82       152        67       138        88
       Adjusted
        Noninterest
        Expense:         5,201     5,114     5,026     5,175     4,923
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                                                      Years Ended
                                                  --------------------
                                                  Dec 2006    Dec 2005
                                                  --------------------
 Total Noninterest Income                          $ 9,492     $ 9,258
 Income of Deferred Comp Plan Incl. in
  Noninterest Income                                   207         118
           Adjusted Noninterest Income:              9,285       9,140

 Total Noninterest Expense                          20,098      18,054
 Expense of Deferred Compensation Plan                 314         200
           Adjusted Noninterest Expense:            19,784      17,854
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                     -------------------------------------------------
                                         Year-to-Date
                     -------------------------------------------------
                     Sept 2007  Jun 2007  Mar 2007  Dec 2006 Sept 2006
                     -------------------------------------------------

 Total Noninterest
  Income               $ 7,783   $ 5,132   $ 2,447   $ 9,492   $ 7,117
 Income of Deferred
  Comp Plan Incl. in
  Noninterest Income       222       165        40       207       111
       Adjusted
        Noninterest
        Income:          7,561     4,967     2,407     9,285     7,006

 Total Noninterest
  Expense               15,642    10,359     5,093    20,098    14,785
 Expense of Deferred
  Compensation Plan        301       219        67       314       176
       Adjusted
        Noninterest
        Expense:        15,341    10,140     5,026    19,784    14,609
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CONTACT:  Monroe Bancorp
          Mark D. Bradford, President and Chief Executive Officer
          (812) 331-3455
          (800) 319-2664
          Fax: (812) 331-3445
          bradford@monroebank.com
          www.monroebank.com